Exhibit 32
Certification of Christopher Kubasik and Kenneth Sharp
Pursuant to Section 1350 of Chapter 63 of Title 18 of the
United States Code as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
In connection with the filing of the Quarterly Report on Form 10-Q of L3Harris Technologies, Inc. (“L3Harris”) for the quarter ended April 3, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Christopher Kubasik, Chairman and Chief Executive Officer, and Kenneth Sharp, Senior Vice President and Chief Financial Officer, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of L3Harris as of the dates and for the periods expressed in the Report.

Date: April 30, 2026	/s/ Christopher Kubasik
	Name:	Christopher Kubasik
	Title:	Chairman and Chief Executive Officer

/s/ Kenneth Sharp
	Name:	Kenneth Sharp
	Title:	Senior Vice President and Chief Financial Officer